Exhibit 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
October 26, 2006	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Reports Record Third Quarter Net Income,

Along With Production Gains

HOUSTON, October 26, 2006 - Cabot Oil & Gas Corporation (NYSE: COG) today announced record third quarter net income, which was a record even before recording a $143.6 million after-tax gain from the strategic sale of its offshore and south Louisiana assets that closed September 29, 2006. Reported financial results for the quarter included net income of $189.0 million or $3.92 per share, cash flow from operations of $86.7 million and discretionary cash flow of $21.5 million. The discretionary cash flow figure was reduced by a $101.4 million tax provision related to the asset sale, to be funded from the sale proceeds.

Results for the quarter, after removing the benefit of the sale, would have been: net income of $45.4 million, or $0.94 per share, cash flow from operations of $86.7 million (unchanged) and discretionary cash flow of $122.9 million, all record levels for the third quarter. These results compare favorably to last year’s third quarter reported numbers of $33.8 million, or $0.69 per share, $59.0 million and $92.9 million for net income, earnings per share, cash flow from operations and discretionary cash flow, respectively.

Driving the positive results was a 12 percent increase in production, along with increases in oil price realizations. “Each region continues to contribute to the equivalent production increase,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “I am pleased with our production growth and our existing hedge position that improved our gas price realizations by $0.41 per Mcf in the softening commodity price environment we experienced in the third quarter.”

For the quarter, natural gas price realizations were essentially flat at $6.76 per Mcf compared to last year’s third quarter. Oil prices improved 52 percent to $69.80 per barrel as the absolute oil price strengthened between periods.

The quarterly expense comparison indicates increases in year-over-year direct operations expense, DD&A, G&A expense and interest expense. This was offset by reductions in exploration, stock compensation, brokered natural gas cost and other taxes. The net effect to expenses was an increase of eight percent, in line with expectations.

“The third quarter built on the production momentum we experienced in the second quarter,” commented Dinges. “Our fourth quarter production profile will reflect the results of our recent divestiture, but production coming from our remaining Gulf Coast assets is expected to increase in the fourth quarter.”

Year-to-Date

The reported numbers year-to-date were $289.0 million for net income, $356.1 million for cash flow from operations and $251.0 million for discretionary cash flow (which includes $101.4 million reduction due to the sale). Without the gain on the sale, these results would have been $145.4, $356.1 (unchanged), and $352.4 million, respectively, which compares to $89.9, $247.1, and $255.2 million for last year’s comparable period.

For the nine-months of 2006, Cabot’s $145.4 million net income level before the asset sale nearly matched the 2005 full year net income of $148.4 million, which is the current record annual net income level for the Company. Driving the results was an eight percent increase in production, a 17 percent increase in natural gas price realizations and a 51 percent increase in oil price realizations, offset by cost increases.

“Cabot is establishing itself as an industry leader in pure organic production growth,” added Dinges. “Though we have sold our non-core south Louisiana and offshore properties, we still expect to see absolute production growth in 2006.”

Because of the sale closing at the end of the quarter, Cabot was unable to reduce its debt until early October. Accordingly, the debt balance at September 30, 2006 was $400.0 million with $322.1 million in cash and $909.8 million in equity, giving Cabot a net debt to adjusted total capitalization ratio of 7.9 percent (see attached reconciliation for details of this measurement).

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s 2006 third quarter financial and operating results discussion with financial analysts on Thursday, October 26, at 4:00pm EDT (3:00pm CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 7016094. A replay will be available through Saturday, October 28, 2006. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

* * *

Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with substantial interests onshore Gulf Coast; the West, with the Rocky Mountains and Mid-Continent; the East and in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

Forward-Looking Statements

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

CABOT OIL & GAS RESULTS — Page 4

OPERATING DATA

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
Gulf Coast	8.0	6.3	23.9	21.0
West	6.2	5.9	17.3	17.3
East	5.8	5.5	17.5	15.7
Canada	0.7	0.3	1.8	0.8

Total	20.7	18.0	60.5	54.8

Crude/Condensate/Ngl
Gulf Coast	321	364	1,025	1,191
West	54	45	167	127
East	6	7	19	20
Canada	1	5	8	14

Total	382	421	1,219	1,352

Equivalent Production (Bcfe)	23.0	20.5	67.8	62.9

PRICES
Average Produced Gas Sales Price ($/Mcf)
Gulf Coast	$7.13	$6.67	$7.41	$6.26
West	$5.84	$5.91	$6.19	$5.38
East	$7.41	$7.75	$8.09	$6.90
Canada	$5.09	$8.04	$6.10	$5.95
Total (1)	$6.76	$6.77	$7.22	$6.16

Crude/Condensate Price ($/Bbl)
Gulf Coast	$70.10	$43.93	$66.71	$42.72
West	$68.53	$60.77	$64.99	$54.21
East	$64.67	$59.22	$63.29	$52.98
Canada	$69.53	$52.94	$65.90	$42.23
Total (1)	$69.80	$46.05	$66.42	$43.92

WELLS DRILLED
Gross	110	88	301	229
Net	92	72	248	177
Gross Success Rate	96%	97%	97%	95%

(1)	These realized prices include the realized impact of derivative instruments.

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Operating Revenues
Natural Gas Production	$140,261	$121,477	$436,931	$337,566
Brokered Natural Gas	17,075	18,756	67,389	60,768
Crude Oil and Condensate	26,435	21,336	80,283	57,250
Other	973	188	5,703	2,131

	184,744	161,757	590,306	457,715

Operating Expenses
Brokered Natural Gas Cost	15,282	16,550	59,924	53,549
Direct Operations - Field and Pipeline	19,893	14,246	55,478	43,171
Exploration	13,561	16,665	39,972	47,396
Depreciation, Depletion and Amortization	35,914	30,670	108,104	90,492
General and Administrative (excluding Stock-Based Compensation)	7,566	5,417	26,295	20,510
Stock-Based Compensation (1)	3,149	4,262	11,784	6,829
Taxes Other Than Income	14,366	14,939	44,439	37,053

	109,731	102,749	345,996	299,000
Gain on Sale of Assets (3)	229,733	15	229,944	74

Income from Operations	304,746	59,023	474,254	158,789
Interest Expense and Other	6,978	5,339	19,151	15,461

Income Before Income Taxes and Cumulative Effect of Accounting Change	297,768	53,684	455,103	143,328
Income Tax Expense	108,748	19,928	165,651	53,388

Income Before Cumulative Effect of Accounting Change	189,020	33,756	289,452	89,940
Cumulative Effect of Accounting Change, Net of Tax (2)	—	—	(403)	—

Net Income	$189,020	$33,756	$289,049	$89,940

Net Earnings Per Share - Basic	$3.92	$0.69	$5.95	$1.84
Weighted Average Common Shares Outstanding	48,230	48,951	48,548	48,865

(1)	Includes the impact of the Company’s performance share and restricted stock amortization. In addition, the 2006 figure includes expense related to stock options and stock appreciation rights following the adoption of SFAS 123(R).
(2)	Cumulative effect of accounting change relates to the adoption of SFAS No. 123(R), “Share Based Payment (revised 2004).”
(3)	Gain on Sale of Assets is primarily due to the sale of offshore and certain south Louisiana properties.

CABOT OIL & GAS RESULTS — Page 6

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	September 30, 2006	December 31, 2005
Assets
Current Assets	$547,007	$230,312
Property, Equipment and Other Assets	1,407,763	1,245,471
Deferred Income Taxes	25,190	19,587

Total Assets	$1,979,960	$1,495,370

Liabilities and Stockholders’ Equity
Current Liabilities	$305,543	$218,584
Long-Term Debt	380,000	320,000
Deferred Income Taxes	330,855	289,381
Other Liabilities	53,778	67,194
Stockholders’ Equity	909,784	600,211

Total Liabilities and Stockholders’ Equity	$1,979,960	$1,495,370

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Cash Flows From Operating Activities
Net Income	$189,020	$33,756	$289,049	$89,940
Cumulative Effect of Accounting Change	—	—	403	—
Unrealized (Gain) / Loss on Derivatives	—	(1,630)	—	2,051
Income Charges Not Requiring Cash	39,141	34,977	119,963	97,646
Gain on Sale of Assets	(229,733)	(15)	(229,944)	(74)
Deferred Income Tax Expense	9,482	9,147	31,514	18,225
Changes in Assets and Liabilities	66,078	(33,865)	110,849	(8,073)
Stock-Based Compensation Tax Benefit	(859)	—	(5,756)	—
Exploration Expense	13,561	16,665	39,972	47,396

Net Cash Provided by Operations	86,690	59,035	356,050	247,111

Cash Flows From Investing Activities
Capital Expenditures	(120,157)	(125,656)	(344,620)	(241,504)
Proceeds from Sale of Assets	322,412	286	322,987	996
Exploration Expense	(13,561)	(16,665)	(39,972)	(47,396)

Net Cash Provided by / (Used in) Investing	188,694	(142,035)	(61,605)	(287,904)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	1,056	508	3,620	4,088
Net Increase in Debt	50,000	10,000	60,000	10,000
Increase in Book Overdrafts	—	25,691	—	25,691
Purchase of Treasury Stock	(19,305)	—	(46,492)	(571)
Stock-Based Compensation Tax Benefit	859	—	5,756	—
Dividends Paid	(1,930)	(1,958)	(5,832)	(5,254)

Net Cash Provided by Financing	30,680	34,241	17,052	33,954

Net Increase / (Decrease) in Cash and Cash Equivalents	$306,064	$(48,759)	$311,497	$(6,839)

CABOT OIL & GAS RESULTS — Page 7

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
As Reported - Net Income	$189,020	$33,756	$289,049	$89,940
Reversal of Selected Items, Net of Tax:
Gain on Sale of Assets	(143,675)	(10)	(143,806)	(46)
Unrealized (Gain) / Loss on Derivatives	—	(1,012)	—	1,265
Cumulative Effect of Accounting Change	—	—	403	—

Net Income Including Reversal of Selected Items	$45,345	$32,734	$145,646	$91,159

As Reported - Net Earnings Per Share	$3.92	$0.69	$5.95	$1.84
Per Share Impact of Reversing Selected Items	(2.98)	(0.02)	(2.95)	0.03

Net Earnings Per Share Including Reversal of Selected Items	$0.94	$0.67	$3.00	$1.87

Weighted Average Common Shares Outstanding	48,230	48,951	48,548	48,865

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Discretionary Cash Flow
As Reported - Net Income	$189,020	$33,756	$289,049	$89,940
Plus:
Cumulative Effect of Accounting Change	—	—	403	—
Unrealized (Gain) / Loss on Derivatives	—	(1,630)	—	2,051
Income Charges Not Requiring Cash	39,141	34,977	119,963	97,646
Gain on Sale of Assets	(229,733)	(15)	(229,944)	(74)
Deferred Income Tax Expense	9,482	9,147	31,514	18,225
Exploration Expense	13,561	16,665	39,972	47,396

Discretionary Cash Flow	21,471	92,900	250,957	255,184
Plus: Changes in Assets and Liabilities	66,078	(33,865)	110,849	(8,073)
Less: Stock-Based Compensation Tax Benefit	(859)	—	(5,756)	—

Net Cash Provided by Operations	$86,690	$59,035	$356,050	$247,111

Net Debt Reconciliation

(In thousands)

	September 30, 2006	December 31, 2005
Current Portion of Long-Term Debt	$20,000	$20,000
Long-Term Debt	380,000	320,000

Total Debt	$400,000	$340,000
Stockholders’ Equity	909,784	600,211

Total Capitalization	$1,309,784	$940,211

Total Debt	$400,000	$340,000
Less: Cash and Cash Equivalents	(322,123)	(10,626)

Net Debt	$77,877	$329,374

Net Debt	$77,877	$329,374
Stockholders’ Equity	909,784	600,211

Total Adjusted Capitalization	$987,661	$929,585

Total Debt to Total Capitalization Ratio	30.5%	36.2%
Less: Impact of Cash and Cash Equivalents	22.6%	0.8%

Net Debt to Adjusted Capitalization Ratio	7.9%	35.4%